Exhibit 5.1

609 Main Street
Houston, TX 77002
United States
Facsimile:
+ 713 836 3600	+1 713 836 3600

www.kirkland.com

December 29, 2021

Archaea Energy Inc.

4444 Westheimer Road, Suite G450

Houston, Texas 77027

Ladies and Gentlemen:

We have acted as counsel for Archaea Energy Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration under the Securities Act of 1933, as amended (the “Act”), of the offer and sale of an aggregate of up to 14,500,000 shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Shares”), pursuant to the Company’s registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, which Shares may be issued from time to time in accordance with the terms of the Archaea Energy Inc. 2021 Omnibus Incentive Plan (as amended from time to time, the “Plan”).

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including (i) the corporate and organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the Registration Statement, (iii) the Plan, and (iv) the Registration Statement and the exhibits thereto.

We have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company.

We have relied without independent investigation upon, among other things, an assurance from the Company that the number of shares of Class A Common Stock that the Company is authorized to issue pursuant to its charter exceeds the number of shares of Class A Common Stock outstanding and the number of shares of Class A Common Stock that the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes by at least the number of Shares, and we have assumed that such condition will remain true at all future times relevant to this opinion.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware. We express no opinion as to any other law or any matter other than as expressly set forth above, and no opinion as to any other law or matter may be inferred or implied herefrom. The opinions expressed herein are rendered as of the date hereof and we expressly disclaim any obligation to update this letter or advise you of any change in any matter after the date hereof.

This opinion may be filed as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ Kirkland & Ellis LLP

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